EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-31869 and 333-51818 on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the General Cable Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 25, 2008